                                                                     EXHIBIT 4.3

                                 EARTHWEB INC.

                         REGISTRATION RIGHTS AGREEMENT

          This Agreement is made as of October 25, 1996, by and among EarthWeb Inc., a New York corporation (the "Company"), and the Investors (as defined
                                   -------
herein), which shall initially include (i) Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("Warburg"), which is purchasing shares of the
                               -------
Company's Series A Convertible Preferred Stock, $.10 par value (the "Series A
                                                                     --------
Preferred Stock"), and may purchase shares of the Company's Series B Convertible
---------------
Preferred Stock, $.10 par value (the "Series B Preferred Stock"), and shares of
                                      ------------------------
the Company's Series C Convertible Preferred Stock, $.10 par value (the "Series
                                                                         ------
C Preferred Stock"), pursuant to the Stock Purchase Agreement (as defined
-----------------
herein), (ii) EarthWeb LLC, a New York limited liability company ("EarthWeb"),
                                                                   --------
and (iii) Global Network Partners, LLC, a New York limited liability company

("GNP").
  ---

                                   PREAMBLE

          The Company desires to extend registration rights to the Investors.

          NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Investors agree as follows:

          Section 1. Definitions. As used in this Agreement, the following terms
                     -----------
shall have the following meanings:

                     (a)  "Affiliate" shall mean, with respect to any specified
                           ---------
Person, (1) any other Person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person, (2) any other Person who is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, of the specified Person or a Person described in clause (1) above, (3) another Person of whom the specified Person is a director,
----------
officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (4) another Person in whom the specified Person has a substantial beneficial interest or as to whom the specified Person serves as trustee or in a similar capacity, or (5) any relative or spouse of the specified Person or any of the foregoing Persons, any relative of such spouse or any spouse of any such relative. As used in this definition, the term "control" means the possession, directly or indirectly, of
                      -------
the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.


                     (b) "Common Stock" shall mean the Common Stock, $.10 par
                          ------------
value, of the Company of any class

                     (c) "Common Stock Equivalent" shall mean the right to
                          -----------------------
acquire, whether or not immediately exercisable, one share of Common Stock, whether evidenced by an option, warrant, convertible security or other instrument or agreement.

                     (d) "Commission" shall mean the Securities and Exchange
                          ----------
Commission, or any other Federal agency at the time administering the Securities Act.

                     (e) "Company" has the meaning set forth in the caption to
                          -------
this Agreement.


                     (f) "Convertible Preferred Stock" shall mean (i) the Series
                          ---------------------------
A Preferred Stock, (ii) the Series B Preferred Stock, (iii) the Series C Preferred Stock and (iv) any other series of the Company's preferred stock, $.10 par value, designated on or after the date hereof that may be convertible into Common Stock.

                     (g) "EarthWeb" has the meaning set forth in the caption to
                          --------
this Agreement.


                     (h) "EarthWeb Investors" means EarthWeb and any successor
                          ------------------
to, or assignee or transferee of Restricted Securities held by, EarthWeb who or which agrees in writing to be treated as an EarthWeb Investor hereunder and to be bound by and comply with all of the applicable terms and provisions hereof.

                     (i)  "Excess Liability" has the meaning set forth in
                           ----------------
Section 6(d).
------------

                     (j) "Exchange Act" shall mean the Securities Exchange Act
                          ------------
of 1934, as amended, or any similar Federal statute then in force, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

                     (k) "GNP" has the meaning set forth in the caption to this
                          ---
Agreement.

                     (l) "GNP Investors" means GNP and any successor to, or
                          -------------
assignee or transferee of Restricted Securities held by, GNP who or which agrees in writing to be treated as a GNP Investor hereunder and to be bound by and comply with all of the applicable terms and provisions hereof.

                     (m)  "Indemnified Party" has the meaning set forth in
                           -----------------
Section 6(c).
------------

                     (n) "Indemnifying Party" has the meaning set forth in
                          ------------------
Section 6(c).
------------

                     (o) "Initial Public Offering" shall mean an underwritten
                          -----------------------
initial Public Offering for the account of the Company of shares of Common Stock pursuant to a registration statement filed under the Securities Act.

                     (p) "Investor" shall mean any Warburg Investor, any GNP
                          --------
Investor, any EarthWeb Investor, any Permitted Optionee and any Permitted Other Investor and shall also include any successor to, or assignee or transferee of Registrable Shares held by, any of the foregoing Persons who or which agrees in writing to be treated as an Investor hereunder and to be bound by and comply with all of the applicable terms and provisions hereof.

                     (q) "Majority of EarthWeb Investors" shall mean those
                          ------------------------------
EarthWeb Investors who or which hold in the aggregate in excess of 50% of the Restricted Shares (on a Common Stock Equivalent basis) held by all of the EarthWeb Investors.

                     (r) "Majority of GNP Investors" shall mean those GNP
                          -------------------------
Investors who or which hold in the aggregate in excess of 50% of the Restricted Shares (on a Common Stock Equivalent basis) held by all of the GNP Investors.

                     (s) "Majority of Investors" shall mean those Investors who
                          ---------------------
or which hold in the aggregate in excess of 50% of the Restricted Shares (on a Common Stock Equivalent basis) held by all of the Investors.

                     (t) "Majority of Registering Investors" shall mean, with
                          ---------------------------------
respect to any registration of Registrable Shares, those Investors who or which hold in the aggregate in excess of 50% of the Registrable Shares held by Investors who or which are included in such registration.

                     (u) "Majority of Warburg Investors" shall mean those
                          -----------------------------
Warburg Investors who or which hold in the aggregate in excess of 50% of the Restricted Shares (on a Common Stock Equivalent basis) held by all of the Warburg Investors.

                     (v) "Material Transaction" shall mean any material
                          --------------------
transaction (i) in which the Company is engaged, including a purchase or sale of assets or securities, financing, merger, consolidation, tender offer or any other transaction, and (ii) the disclosure of which would be required pursuant to the Exchange Act if the Company were a reporting company thereunder.

                     (w) "Other Shares" shall mean those shares of the Common
                          ------------
Stock which do not constitute Primary Shares or Registrable Shares.

                     (x) "Permitted Other Investor" means any Person who or
                          ------------------------
which holds Restricted Securities and, with the written consent of each of the Majority of GNP Investors and the Majority of Warburg Investors, agrees in writing to be treated as a Permitted Other Investor hereunder and to be bound by and comply with all of the applicable terms and provisions hereof.

                     (y) "Permitted Optionee" shall mean any employee of, or
                          ------------------
consultant to, the Company who or which is granted options exercisable for Common Stock pursuant to the Stock Plan and who agrees in writing to be treated as a Permitted Optionee hereunder and to be bound by and comply with all of the applicable terms and provisions hereof. The admission of any such Person as a Permitted Optionee under this Agreement shall not require the consent or approval of any other party to this Agreement.

                     (z) "Person" shall be construed as broadly as possible and
                          ------
shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any domestic or foreign government or political subdivision thereof.

                     (aa) "Primary Shares" shall mean, at any time, the
                           --------------
authorized but unissued shares of Common Stock or shares of Common Stock held by the Company in its treasury.

                     (ab) "Public Offering" shall mean the closing of a public
                           ---------------
offering of Common Stock pursuant to a Registration Statement declared effective under the Securities Act, except that a Public Offering shall not include an offering of securities to be issued as consideration in connection with a business acquisition or an offering of securities issuable pursuant to an employee benefit plan.

                     (ac) "Register", "registered" and "registration" shall
                           --------    ----------       ------------
refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which Investors notify the Company of their intention to offer Registrable Shares.

                     (ad) "Registrable Shares" shall mean, at any time, and with
                           ------------------
respect to any Investor, the shares of Common Stock held by such Investor that constitute Restricted Securities except that, as to any particular Registrable Shares, once issued, such Registrable Shares shall cease to be Registrable Shares for purposes of this Agreement when such shares shall have been (i) sold by a Person in a transaction in which his or its rights under this Agreement are not properly assigned; or (ii) (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale or (C) the registration rights associated with such securities have been terminated pursuant to Section 11 of this Agreement.
                                            ----------

                     (ae) "Restricted Securities" shall mean, at any time and
                           ---------------------
with respect to any Investor, the shares of Convertible Preferred Stock, the shares of Common Stock, and any other securities which by their terms are directly or indirectly exercisable or exchangeable for or convertible into Common Stock, and any securities received on or with respect to any such of the foregoing securities, in each case which are held by such Investor and which theretofore have not been sold to the public pursuant to a registration statement or pursuant to Rule 144.

                     (af) "Rule 144" shall mean Rule 144 under the Securities
                           --------
Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144A.

                     (ag) "Rule 144A" shall mean Rule 144A under the Securities
                           ---------
Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144.

                     (ah) "Rule 145" shall mean Rule 145 under the Securities
                           --------
Act or any successor or similar rule as may be enacted by the Commission from time to time.

                     (ai) "Securities Act" shall mean the Securities Act of
                           --------------
1933, as amended, or any similar Federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

                     (aj) "Series A Preferred Stock" has the meaning set forth
                           ------------------------
in the caption to this Agreement.

                     (ak) "Series B Preferred Stock" has the meaning set forth
                           ------------------------
in the caption to this Agreement.

                     (al) "Series C Preferred Stock" has the meaning set forth
                           ------------------------
in the caption to this Agreement.

                     (am) "Stock Plan" means the Company's 1996 Stock Plan as in
                           ----------
effect on the date hereof.

                     (an) "Stock Purchase Agreement" means the Stock Purchase
                           ------------------------
Agreement dated as of the date hereof, among the Company, Warburg and EarthWeb.

                     (ao) "Warburg" has the meaning set forth in the caption to
                           -------
this Agreement.

                     (ap) "Warburg Investors" means Warburg and any successor
                           -----------------
to, or assignee or transferee of Restricted Securities held by, Warburg who or which agrees in writing to be treated as a Warburg Investor hereunder and to be bound by and comply with all of the applicable terms and provisions hereof.

          Section 2. Demand Registration.
                     -------------------

                     (a) If at any time after an Initial Public Offering the Company shall receive from (1) a Majority of Warburg Investors, (2) a Majority of GNP Investors or (3) a Majority of EarthWeb Investors a written request that the Company effect any registration with respect to Registrable Shares held by such Investors, the Company shall:

                     (i) promptly give written notice of the proposed registration to all other Investors, who shall have the right, subject to the applicable terms of this Agreement, to include in such registration Registrable Shares held by them (exercisable by delivering to the Company written notice specifying the number of Registrable Shares requested to be included within 20 days after receipt of such notice of such registration from the Company); and

                     (ii) as soon as practicable use its best efforts to register (including, without limitation, the execution of an undertaking to file post-effective amendments and any other governmental requirements) all of the Registrable Shares which the Investors request to be registered within 20 days after receipt of such written notice from the Company;

provided, however, that the Company shall not be obligated to file a
--------  -------
registration statement pursuant to this Section 2:
                                        ---------

                             (A)    prior to the date which is six (6) months
from the date the Company consummates its initial offering of Common Stock to the public pursuant to a registration statement filed under the Securities Act, which offering requires such Common Stock to become registered under the Exchange Act;

                             (B)    in any particular state in which the Company
would be required to execute a general consent to service of process in effecting such registration;

                             (C)    within 120 days following the effective date
of any registered offering of the Company's securities to the general public in which the Investors shall have been able effectively to register all Registrable Shares as to which registration shall have been requested;

                     (D) that is (1) requested by a Majority of the Warburg Investors at a time after the Company has effected two registrations requested by a Majority of the Warburg Investors pursuant to this Section 2, (2) requested
                                                        ---------
by a Majority of the GNP Investors at a time after the Company has effected two registrations requested by a Majority of the GNP Investors pursuant to this
Section 2, or (3) requested by a Majority of the EarthWeb Investors at a time
---------
after the Company has effected two registrations requested by a Majority of the EarthWeb Investors pursuant to this Section 2; or
                                    ---------

                     (E) if the aggregate selling price of the Registrable Shares requested to be included in such registration by all Investors is less than $500,000.

                (b) Subject to the foregoing clauses (A) through (E) in Section
                                             -----------         ---    -------
2(a), the Company shall file a registration statement covering the Registrable
----
Shares so requested to be registered as soon as practical, but in any event within 90 days, after receipt of the request or requests from the Investors pursuant to this Section 2 and shall use reasonable best efforts to have such
                 ---------
registration statement promptly declared effective by the Commission whether or not all Registrable Shares requested to be registered can be included; provided,
                                                                       --------
however, that if the Company shall furnish to such Investors a certificate
-------
signed by the president of the Company stating that, in the good faith judgment of the Company's board of directors, if such registration statement were filed within such 90-day period, it would be materially detrimental to the Company and its shareholders and that it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than 90 days after the expiration of the initial 90-day period within which to file such registration statement; provided further, however, that (i) during
                                  -------- -------  -------
such time the Company may not file any other registration statement for securities to be issued and sold for its own account or the account of any other Person and (ii) the Company shall not utilize this right more than once in any 12-month period.

                (c) If the Majority of Registering Investors intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request. In such event or if an underwriting is required by Section 2(e), the Company shall
                                                ------------
include such information in the written notice referred to in Section 2(a)(i).
                                                              ---------------
In either such event, if so requested in writing by the Company, such Investors shall negotiate with an underwriter selected by the Company and approved by the Majority of Registering Investors with regard to the underwriting of such requested registration. The right of any Investor to registration pursuant to
Section 2 shall be conditioned upon such Investor's participation in such
---------
underwriting and the inclusion
of such Investor's Registrable Shares in the underwriting (unless otherwise mutually agreed by the Majority of Registering Investors and such Investor) to the extent provided herein. The Company shall (together with all Investors proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 2, if the managing underwriter advises the Company that the inclusion of
---------
all Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of all such securities, then the number of Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration shall be included in the following order:

                     (A) first, the Registrable Shares held by Investors that are requested to be included in such registration, pro rata based upon the
                                                        --- ----
number of Registrable Shares owned by each such Investor at the time of such registration;

                     (B)     second, the Primary Shares; and

                     (C)     third, the Other Shares.

                (d) A requested registration under this Section 2 may be
                                                        ---------
rescinded prior to such registration being declared effective by the Commission by written notice to the Company from the Majority of Registering Investors initiating such registration pursuant to this Section 2; provided, however, that
                                              ---------  --------  -------
such rescinded registration shall not count as a registration initiated pursuant to this Section 2 for purposes of clause (D) of Section 2(a) above if the
        ---------                 ----------    ------------
Company shall have been reimbursed for all out-of-pocket expenses incurred by the Company in connection with such rescinded registration.

                (e) If the Company is subject to the reporting requirements of
Section 13 or 15 of the Exchange Act as a result of the registration of shares of its Common Stock under the Exchange Act, any registration pursuant to this
Section 2 must be firmly underwritten if the registration exceeds two percent
---------
(2%) of the Company's outstanding Common Stock on an as-converted basis.

         Section 3. "Piggyback" Registration.
                    ------------------------

                    (a) If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a transaction pursuant to Rule 145, (iii) a registration pursuant to Section 2
                                                       ---------

("piggyback" rights regarding which are included in Section 2), (iii) a
  ---------                                         ---------
registration relating solely to the sale of debt or convertible debt instruments or (iv) a registration on any form (other than Form S-1, S-2 or S-3, or their successor forms) which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Shares, the Company will:

                (i) give to each Investor written notice thereof as soon as practicable prior to filing the registration statement; and

                (ii) include in such registration and in any underwriting involved therein, all the Registrable Shares specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by any Investor or Investors, except as set forth in Section
                                                                       -------
3(b) below.
----

                (b) If the registration is for a registered public offering involving an underwriting, the Company shall so advise the Investors as a part of the written notice given pursuant to Section 3(a)(i) above. In such event,
                                        ---------------
the right of any Investor to registration pursuant to Section 3 shall be
                                                      ---------
conditioned upon such Investor's participation in such underwriting and the inclusion of such Investor's Registrable Shares in the underwriting to the extent provided herein. All Investors proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3, if the managing underwriter advises the Company
                  ---------
that the inclusion of all Registrable Shares or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

                (i)       first, the Primary Shares;

                (ii) second, the Registrable Shares held by such Investors, pro rata based upon the number of Registrable Shares owned by each such Investor at the time of such registration; and

                (iii)       third, the Other Shares.

          Section 4. Expenses of Registration. In addition to the fees and
                     ------------------------
expenses contemplated by Section 5 hereof, all expenses
                         ---------
incurred in connection with registrations pursuant to Sections 2 and 3,
                                                      ----------     -
including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits of the Company's financial statements incidental to or required by such registration, shall be borne by the Company, except that the Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Shares or fees of more than one legal counsel for the Investors (who shall be selected by the Majority of the Registering Investors and shall represent all such Investors).

          Section 5. Registration Procedures. In the case of each registration
                     -----------------------
effected by the Company pursuant to this Agreement, the Company will keep each Investor participating therein advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

                     (a) keep each registration statement referred to in Section
                                                                         -------
2 or 3 continuously effective until the earlier to occur of (i) the date which
-    -
is 180 days from the date such registration statement was declared effective and
(ii) the date on which the Investor or Investors have completed the distribution described in such registration statement;

                     (b) promptly prepare and file with the Commission such amendments and supplements to each registration statement referred to in Section
                                                                         -------
2 or 3 and the prospectus used in connection therewith as may be necessary to
-    -
comply with the provisions of the Securities Act; and to keep such registration statement effective for that period of time specified in Section 5(a) above;
                                                         ------------

                     (c) furnish such number of prospectuses and other documents incident thereto as an Investor from time to time may reasonably request;

                     (d) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of each registration statement referred to in Section 2 or 3, or the lifting of any suspension of the qualification of
      ---------    -
any of the Registrable Shares for sale in any jurisdiction, at the earliest possible moment;

                     (e) cause all Registrable Shares covered by any registration statement referred to in Section 2 or 3 to be listed on each
                                      ---------    -
securities exchange, including NASDAQ, on which similar securities issued by the Company are then listed;

                     (f) cause its accountants to issue to the underwriter, if any, or the Investors, if there is no underwriter, comfort letters and updates thereof, in customary form and covering matters of the type customarily covered in such letters with respect to underwritten offerings;

                     (g) cause its counsel to issue to the underwriter, if any, or to the Investors, if there is no underwriter, opinions in customary form and covering matters of the type customarily covered in such opinions with respect to underwritten offerings;

                     (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares (including, without limitation, effecting a stock split or a combination of shares);

                     (i) make available for inspection by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to the related registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the related registration statement;

                     (j) notify each Investor, at any time a prospectus covered by any registration statement referred to in Section 2 or 3 is required to be
                                             ---------    -
delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                     (k) take such other actions as shall be reasonably requested by any Investor.

          Section 6. Indemnification.
                     ---------------

                     (a) In the event of a registration, qualification or compliance of any of the Registrable Shares under the Securities Act pursuant to Sections 2 or 3, the Company will indemnify and hold harmless each Investor
----------    -
holding such Registrable Shares thereunder, each underwriter of such Registrable Shares, and each other Person, if any, who controls such Investor or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Investor, underwriter or controlling Person may become subject under the Securities Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, any offering circular or other offering document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law or rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Investor, each of its officers, directors and partners, and each Person controlling such Investor, each such underwriter and each Person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Investor or underwriter specifically for use therein.

                     (b) Each Investor will, if Registrable Shares held by or issuable to such Investor are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company and each underwriter within the meaning of the Securities Act, and each other Investor, each of such other Investor's officers, directors and partners and each Person controlling such other Investor, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other offering document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Investors, such directors, officers, partners, Persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other offering document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Investor specifically for use therein; provided, however, the total amount for which any Investor, its
         --------  -------

officers, directors and partners, and any Person controlling such Investor, shall be liable under this Section 6(b) shall not in any event exceed the
                           ------------
aggregate proceeds received by such Investor from the sale of Registrable Shares sold by such Investor in such registration, qualification or compliance.

                     (c)  Each party entitled to indemnification under this
Section 6 (the "Indemnified Party") shall give notice to the party required to
---------       ------------------
provide indemnification (the "Indemnifying Party") promptly after such
                              ------------------
Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

                     (d) Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the selling Investors, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Shares included in the public offering; provided, however,
                                                           --------  -------
that if, as a result of this Section 6(d), any Investor,
                             ------------
its officers, directors, and partners and any Person controlling such Investor is held liable for an amount which exceeds the aggregate proceeds received by such Investor from the sale of Registrable Shares included in a registration, as provided in Section 6(b) above, pursuant to such underwriting agreement
            ------------
(the "Excess Liability"), the Company shall reimburse any such Investor for such
      ----------------
Excess Liability.

                     (e)  If the indemnification provided for in this
Section 6 is held by a court of competent jurisdiction to be unavailable
---------
to an Indemnified Party with respect to any loss,
liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Investor shall be obligated to contribute pursuant to this
Section 6(e) shall be limited to an amount equal to the proceeds to such
------------
Investor of the Registrable Shares sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Investor has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Shares).

                     (f)  The indemnification provided by this Section 6 shall
                                                               ---------
be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement.

          Section 7. Lockup Agreement.
                     ----------------

                     (a) In consideration for the Company agreeing to its obligations under this Agreement, each Investor agrees in connection with any registration of the Company's securities (whether or not such Investor is participating in such registration) upon the request of the Company and the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days in the case of the Company's Initial Public Offering) from the effective date of such registration as the Company and the underwriters may specify, so long as all Investors or shareholders of the Company holding more than one percent (1%) of the outstanding Common Stock and all officers and directors of the Company are bound by a comparable obligation; provided, however, that
                                                  --------  -------
nothing herein shall prevent any Investor that is a partnership or corporation from making a distribution of Registrable Shares to the partners or shareholders thereof that is otherwise in compliance with applicable securities laws, so long as such distributees agree to be so bound.

                     (b)  If the Company at any time pursuant to Section 2 of
                                                                 ---------
this Agreement shall register under the Securities Act Registrable Shares held by Investors for sale to the public pursuant to an underwritten offering, the Company shall not, without the prior written consent of a Majority of Registering Investors, effect any public sale or distribution of securities similar to those being registered, or any securities convertible into or exercisable or exchangeable for such securities, for such period as shall be determined by the managing underwriters, which period shall not begin more than ten (10) days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 180 days after the closing of the sale of shares pursuant to such registration statement.

          Section 8. Information by Investor.  Each Investor included in any
                     -----------------------
registration shall promptly furnish to the Company such information regarding such Investor and the distribution proposed by such Investor as the Company may request in writing and as shall be required in connection with any registration referred to herein.

          Section 9. Rule 144 and 144A Reporting.
                     ---------------------------

                     (a) With a view to making available to the Investors the benefits of certain rules and regulations of the Commission which may permit the sale of their respective Registrable Shares to the public without registration, the Company agrees at all times after 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public to:

                     (i) make and keep public information available, as those terms are understood and defined in Rule 144 and Rule 144A;

                     (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                     (iii) furnish to each Investor so long as such Investor owns any Registrable Shares forthwith, upon written request, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (to the extent that it is then subject to any such reporting requirements), copies of the most recent annual and quarterly reports of the Company, and such other reports and documents filed by the Company under the Exchange Act as may be reasonably requested by such Investor in connection with availing such Investor of any rule or regulation of the Commission permitting the selling of such securities without registration.

                      (b) For purposes of facilitating sales pursuant to Rule 144A, so long as the Company is not subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, each Investor and any prospective purchaser of such Investor's securities shall have the right to obtain from the Company, upon request of the Investor prior to the time of sale, a brief statement of the nature of the business of the Company and the products and services it offers; and the Company's most recent balance sheet and profit and loss and retained earnings statements, and similar financial statements for the two preceding fiscal years (the financial statements should be audited to the extent reasonably available).

          Section 10. Assignment. Each Investor may assign its rights hereunder
                      ----------
to any purchaser from such Investor of Registrable Shares; provided, however,
                                                           --------  -------
that (i) the Company is given written notice by the Investor at the time of or within a reasonable time after said assignment, stating the name and address of said purchaser and identifying the Registrable Shares with respect to which such rights are being assigned, and (ii) such purchaser shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor hereunder, whereupon such purchaser shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as an Investor.

          Section 11. Termination of Rights.
                      ---------------------

                      (a) The rights of any particular Investor to cause the Company to register securities under Sections 2 and 3 shall terminate with
                                     ----------     -
respect to such Investor at such time as such Investor (i) no longer holds any Registrable Shares or (ii) is able to dispose of all of his or its Registrable Shares in one three-month period pursuant to the provisions of Rule 144 (provided, however, that such Investor holds not more than 1% of the outstanding
 --------  -------
voting stock of the Company).

                      (b)  Notwithstanding the provisions of Section 11(a), all
                                                             -------------
rights of any particular Investor under this Agreement shall terminate at 5:00 p.m. New York City time on the date seven (7) years after the closing date of the Company's Initial Public Offering.

          Section 12. Miscellaneous.
                      -------------

                     (a)  Amendments; Modifications; Waivers.  The terms and
                          ----------------------------------
provisions of this Agreement may not be modified or amended, nor may any provision applicable to the Investors be waived, except pursuant to a writing signed by (i) the Company and (ii) a Majority of Investors; provided, however,
                                                            --------  -------
that if any such amendment, modification, or waiver would adversely affect the rights hereunder of any Investor or group of Investors, each in his or its capacity as an Investor, without similarly affecting the rights hereunder of all Investors, in their capacities as Investors, such amendment, modification or waiver shall not be effective as to such Investor or group of Investors without his or its prior written consent.

                     (b)  Counterparts.  This Agreement may be executed in any
                          ------------
number of counterparts, all of which shall constitute a single instrument.

                     (c)  Notices.  All notices, requests, consents and other
                          -------
communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in Person, by telex, telegram or telecopy, by overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the sender:

          If to the Company, to:

               Earthweb Inc.

               3 Park Avenue, 33rd Floor
               New York, New York 10016
               Attention:  President
               Telephone:  (212) 725-6550
               Telecopy:   (212) 725-6559

          with copy to:

               Morrison & Foerster, LLP
               1290 Avenue of the Americas
               New York, New York 10104
               Attention:  Joseph W. Bartlett, Esq.
               Telephone: (212) 468-8000
               Telecopy:   (212) 468-7900

          If to any Investor,

               at his or its address set forth on Schedule I hereto or, if none,
                                                  ----------
               in the books of the Company.

All such notices, requests, consents and other communications shall be deemed to have been delivered (i) in the case of personal delivery, telex, telegram or telecopy, on the date of such delivery, (ii) in the case of overnight courier, on the next business day, and (iii) in the case of mailing, on the third business day following such mailing.

                     (d)  Severability.  If any provision of this Agreement
                          ------------
shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                     (e)  Dilution.  If, and as often as, there is any change
                          --------
in the Common Stock or the Convertible Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Convertible Preferred Stock as so changed.

                     (f)  Governing Law.  All questions concerning the
                          -------------
construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

                     (g)  Jurisdiction; Venue.  The jurisdiction and venue in
                          -------------------
any action brought by any party hereto pursuant to this Agreement shall exclusively lie in any federal or state court located in the City of New York, New York. The parties further agree that such exclusive jurisdiction and venue shall lie exclusively with such federal courts if federal rules of jurisdiction permit such federal court to hear such action. By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for himself or itself and in respect of his or its property with respect to such action. The parties irrevocably agree that venue would be proper in any such court, and hereby waive any objection that any such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdiction by suit on the judgment or in any other manner provided by applicable law.

                     (h)  Waiver of Jury Trial.  THE PARTIES HERETO WAIVE ALL
                          --------------------
RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

                                  *    *    *

          IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first set forth above.

                                 EARTHWEB INC.





                                 By: /s/ Jack D. Hidary
                                    ---------------------------------
                                    Jack D. Hidary
                                    President

                                 WARBURG, PINCUS VENTURES L.P.
                                 By: Warburg, Pincus & Co.,
                                     its general partner


                                 By: /s/ Peter Stalker, III
                                     --------------------------------
                                     Name:  Peter Stalker, III
                                     Title: Managing Director

                                 EARTHWEB LLC


                                 By: /s/ Jack D. Hidary
                                     --------------------------------
                                    Jack D. Hidary
                                    Authorized Secretary


                                 GLOBAL NETWORK PARTNERS, LLC



                                 By: /s/ Jack D. Hidary
                                     --------------------------------
                                     Jack D. Hidary
                                     Authorized Secretary

                                   SCHEDULE I

                                   INVESTORS
                                   ---------

Warburg, Pincus Ventures, L.P.
c/o Warburg Pincus Capital Co., Inc.
466 Lexington Avenue, 11th Floor
New York, New York 10017
Attention:   Dr. Henry Kressel
Telephone:   (212) 878-0674
Telecopy:    (212) 878-9351

with a copy of notices, etc., to:

O'Sullivan Graev & Karabell, LLP
30 Rockefeller Plaza
New York, New York  10016
Attention:  John J. Suydam, Esq.
Telephone:  (212) 725-6550
Telecopy:   (212) 725-6559

EarthWeb LLC
3 Park Avenue, 33rd Floor
New York, New York  10016
Attention:  Jack D. Hidary
Telephone:  (212) 725-6550
Telecopy:   (212) 725-6559

with a copy of notices, etc, to:

Morrison & Foerster, LLP
1290 Avenue of the Americas
New York, New York 10104
Attention: Joseph W. Bartlett, Esq.
Telephone: (212) 468-8000
Telecopy:   (212) 468-7900

Global Network Partners, LLC
3 Park Avenue, 33rd Floor
New York, New York  10116
Attention:  Jack D. Hidary
Telephone:  (212) 725-6550
Telecopy:   (212) 725-6559

with a copy of notices, etc, to:

Morrison & Foerster, LLP
1290 Avenue of the Americas
New York, New York 10104
Attention: Joseph W. Bartlett, Esq.
Telephone: (212) 468-8000
Telecopy:   (212) 468-7900